UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement
☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

VIRTUALSCOPICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other that the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount of which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

of VirtualScopics, Inc.

To All VirtualScopics, Inc. Stockholders:

We are pleased to invite you to attend the Annual Meeting of the Stockholders of VirtualScopics, Inc., a Delaware corporation, to be held at 11:00 a.m. on August 13, 2013, at the Country Club of Rochester, 2935 East Avenue, Rochester, New York, 14610, for the following purposes:

1.	To elect eight (8) members to our Board of Directors to serve a one (1) year term;

2.	To ratify the appointment of Marcum LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock in the range of 1:2 to 1:10, as determined by our Board of Directors in its discretion at any time between the date of the Annual Meeting and August 13, 2014, without further approval from the stockholders;

4.	To cast a non-binding advisory vote approving the compensation of certain of our executive officers;

5.	To cast a non-binding advisory vote regarding the frequency of advisory votes approving the compensation of certain of our executive officers; and

6.	To transact such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

Our Board of Directors recommends a vote for Proposals 1, 2, 3, and 4, and for one year as the frequency of the stockholder advisory vote approving the compensation of certain of our executive officers set forth in Proposal 5. Our Board of Directors has fixed the close of business on June 26, 2013, as the record date for a determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any adjournment thereof. Holders of our Series A Preferred Stock, Series B Preferred Stock and Series C-1 Preferred Stock vote together with holders of our Common Stock on Proposals 1, 2, 3, 4, and 5 above. A list of these stockholders will be available for inspection at least ten (10) days prior to the Annual Meeting, at the company’s headquarters at 500 Linden Oaks, Second Floor, Rochester, New York 14625.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on August 13, 2013.   Under rules adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record.   Our 2012 Annual Report on Form 10-K, the Proxy Statement, and any amendments to the foregoing materials that are required to be furnished to stockholders are available at https://materials.proxyvote.com/928269. Instructions on how to access and review the proxy materials on the Internet can also be found on the proxy card sent to stockholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to stockholders who hold their shares in street name. The Notice includes instructions for stockholders who hold their shares in street name on how to access the proxy card to vote over the Internet.

Submitting your proxy card or voting online will not prevent you from attending or voting your shares at the meeting. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting of Stockholders. For specific instructions on how to vote your shares, see the proxy card or the Notice sent to you.  YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE.

By the Order of the Board of Directors

Molly Henderson, Chief Business and Financial Officer, Senior Vice President and Corporate Secretary

July 2, 2013

Rochester, New York

This notice and the accompanying Proxy Statement, 2012 Annual Report, and proxy card or voting instruction form were either made available to you over the internet or mailed to you on or about July 3, 2013.

TABLE OF CONTENTS

SOLICITATION AND VOTING		1

PROPOSAL 1 –	ELECTION OF DIRECTORS	3

Corporate Governance		6

Security Ownership of Certain Beneficial Owners and Management		10

Executive Compensation		12

PROPOSAL 2 –	INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14

PROPOSAL 3 –	AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT OF OUTSTANDING COMMON STOCK	15

PROPOSAL 4 –	ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION	21

PROPOSAL 5 -	ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION	22

WHERE YOU CAN FIND MORE INFORMATION		22

ANNUAL REPORT TO STOCKHOLDERS		23

HOUSEHOLDING		23

OTHER MATTERS		24

STOCKHOLDERS’ PROPOSALS FOR PRESENTATION AT THE 2014 ANNUAL MEETING		24

VIRTUALSCOPICS, INC.

PROXY STATEMENT

This Proxy Statement is being sent to the holders of shares of Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C-1 Preferred Stock of VirtualScopics, Inc., a Delaware corporation, or the Company, in connection with the solicitation of proxies by our management for use at the 2013 Annual Meeting of Stockholders to be held at 11:00 a.m. on August 13, 2013, at the Country Club of Rochester, 2935 East Avenue, Rochester, New York, 14610, and any adjournments thereof, for the following purposes:

1.	To elect eight (8) members to our Board of Directors to serve a one (1) year term;

2.	To ratify the appointment of Marcum LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock in the range of 1:2 to 1:10, as determined by our Board of Directors in its discretion at any time between the date of the Annual Meeting and August 13, 2014, without further approval from the stockholders;

4.	To cast a non-binding advisory vote approving the compensation of certain of our executive officers;

5.	To cast a non-binding advisory vote regarding the frequency of advisory votes approving the compensation of certain of our executive officers; and

6.	To transact such other matters as may properly come before the meeting or any reconvened meeting following any adjournment thereof.

Internet Availability of Proxy Materials

Under rules recently adopted by the Securities and Exchange Commission, we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to stockholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to stockholders who hold their shares in street name. The Notice will also include instructions for stockholders who hold their shares in street name on how to access the proxy card to vote over the Internet. Our principal executive offices are located at 500 Linden Oaks, Rochester, New York 14625; telephone (585) 249-6231.

SOLICITATION AND VOTING

Information relevant to these matters is set forth in the attached Proxy Statement. Our Board of Directors has fixed the close of business on June 26, 2013, as the record date for a determination of stockholders entitled to notice of, and to vote at, this Annual Meeting, and any adjournment thereof. As of the close of business on the record date, we had 29,799,523 shares of Common Stock, 2,190 shares of Series A Preferred Stock, 600 shares of Series B Preferred Stock and 3,000 shares of Series C-1 Preferred Stock outstanding. Series A Preferred Stock, Series B Preferred Stock and Series C-1 Preferred Stock vote with Common Stock. Each outstanding share of Common Stock is entitled to one vote per share. Each outstanding share of Series A Preferred Stock is entitled to 830.36 votes. Each outstanding share of Series B Preferred Stock is entitled to 813 votes. Each outstanding share of Series C-1 Preferred Stock is entitled to 653.59 votes. Accordingly, as of the record date we had outstanding 34,066,581 shares entitled to vote.

1

Each of the proposals set forth in this Proxy Statement will be voted upon separately at the Annual Meeting. The affirmative vote of the holders of a plurality of the outstanding voting shares present in person or represented by proxy at the Annual Meeting will be required to elect eight (8) directors to our Board of Directors under Proposal 1. The vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be necessary to approve Proposals 2 and 4. The vote of a majority of outstanding voting shares will be necessary to approve Proposal No. 3. The option receiving the most votes on Proposal 5 will be deemed to represent the frequency chosen by stockholders. The vote of a majority of voting shares present in person or represented by proxy and entitled to vote on the subject matter is necessary to approve any other business presented at the Annual Meeting. Such holders are entitled to vote their shares on the other proposals described in this proxy statement and on any other business that may properly come before the meeting or any reconvened meeting following any adjournment thereof.

Proxies that abstain on one or more proposals and "broker non-votes" will be deemed present for quorum purposes for all proposals to be voted on at the meeting. Broker non-votes occur where a broker holding stock in "street name" is entitled to vote the shares on some matters but not others. If your shares are in street name (or held by your broker) and you do not give your broker voting instructions on those matters for which the broker has no discretion, the missing votes are broker non-votes. In this year's vote, brokers are entitled to vote for Proposal 2. Client directed abstentions are not broker non-votes. Abstentions, but not broker non-votes, are counted in tabulations of the votes cast on proposals presented to the stockholders and will have the same effect as a vote against the proposals. Stockholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting assuming the broker returns the proxy or attends the meeting. Stockholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for the Company. For these reasons, it is important that all shares are represented at the Annual Meeting, either by you attending the Annual Meeting in person or by giving a proxy to vote your shares.

Your vote is very important. In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees. With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all proposals.

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to our Corporate Secretary, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: VirtualScopics, Inc., 500 Linden Oaks, Rochester, New York, Attention: Molly Henderson, Chief Business and Financial Officer and Corporate Secretary.

The Board is soliciting proxies so that you can vote before the Annual Meeting. Even if you currently plan to attend the meeting, we recommend that you vote by proxy before the meeting so that your vote will be counted if you later decide not to attend. If you are the record holder of your shares, there are two ways you can vote by proxy:

By Internet	You may vote over the internet by going to www.continentalstock.com and following the instructions when prompted. In order to vote, you will need to have the control number that appears on the proxy card or Notice you received in the mail.

By Mail	You can vote by completing, signing, dating, and returning the proxy card you received in the mail.

If your shares are held in street name, you may vote your shares before the meeting over the internet by following the instructions on the Notice you received or, if you received a voting instruction form from your brokerage firm, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone voting is available to you.

If you received more than one Notice or proxy card, this means you hold shares of common stock in more than one account. You must complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone. If you vote over the internet or by telephone, you should not mail back any proxy card you received.

2

If you vote by mail, you should specify your respective choices on the accompanying proxy card. If you do not give specific instructions with regard to the matters to be voted upon, the shares represented by your signed proxy card will be voted "FOR" Proposals 1, 2, 3, and 4, and "1 YEAR" for one year as the frequency of the stockholder advisory vote approving the compensation of certain of our executive officers on Proposal 5, listed on the proxy card. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting, or at any adjournment or postponement thereof, in accordance with the directions given. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote for or against these matters according to their judgment.

If you vote using one of the methods indicated above, you will be designating Molly Henderson and Jeffrey Markin, each of whom is an executive officer, as your proxies to vote your shares as you instruct. If you sign and return your proxy card but do not give any voting instructions on your proxy card, these individuals will vote your shares by following the Board’s recommendations. If any other business properly comes before the meeting, these individuals will vote on those matters in a manner they consider appropriate.

If you are a stockholder of record on the record date, you can vote your shares of common stock in person at the Annual Meeting. If your shares are held in street name, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm or bank authorizing you to vote the shares it holds in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted over the internet, by telephone or by mail. Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

The proxies will be solicited by mail, or through our online website pursuant to the Notice to be mailed on or about July 3, 2013, and the cost of solicitation will be paid by us. Designated officers and selected employees may also solicit proxies from stockholders personally or by telephone, facsimile or other forms of communication. These officers and employees will not be compensated additionally for that solicitation. We will also pay for the cost of this additional solicitation. We are also requesting that brokers, banks and other custodians send soliciting materials to beneficial owners. We will reimburse them for their reasonable expenses incurred in doing so. All expenses incurred in connection with the solicitation of proxies as provided herein will be paid by us.

Dissenter’s Rights

Under Delaware law, stockholders are not entitled to exercise appraisal or dissenter’s rights in connection with the approval of the proposals, and we will not independently provide stockholders with any such right.

PROPOSAL 1 - ELECTION OF DIRECTORS

We currently have eight (8) directors on our Board of Directors with one (1) vacancy. Norman N. Mintz, a current member of our Board of Directors, will not stand for reelection at the Annual Meeting. All of the individuals named below have been nominated by our Board of Directors, upon the recommendation of our Corporate Governance and Nominating Committee, to serve as directors until the 2013 Annual Meeting of Stockholders and until a successor is elected and qualified, unless they die, resign or are removed before that meeting. Seven of the nominees are currently directors. Each of the directors has consented to continue serving as a director. If a nominee becomes unavailable for election before the 2013 Annual Meeting, the Board of Directors can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.

The Board of Directors has concluded that Messrs. Klimasewski, Analoui, Converse, Kerpelman, Phelps, Rubin, and Walts are “independent” as defined by Nasdaq and under Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as that term relates to membership on the Board of Directors.

Directors are elected by a plurality of the votes cast by the shares entitled to vote. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors.

Dr. Rubin serves on our Board of Directors as a director elected exclusively by the holders of our outstanding Series C-1 Preferred Stock.

3

The shares represented by proxy cards returned to us will be voted FOR each of the following individuals, other than Mr. Mintz, unless you specify otherwise.

Robert G. Klimasewski, age 70, has served as a director of the Company since its inception, and Chairman since August 2006. He served as Chief Executive Officer of the Company from June 2005 through August 2006. Mr. Klimasewski served as President and Chief Executive Officer of Transcat, Inc. (formerly Transmation, Inc.) (NASDAQ: TRNS), a publicly-held global distributor of professional grade test, measurement and calibration instruments, from 1994 to 1998, when he relinquished those titles and assumed the role of Chairman of the Board of Transcat. In 2002, Mr. Klimasewski stepped down as Chairman of the Board of Transcat and was re-appointed President and Chief Executive Officer. He served in those roles until 2004, when he retired. He also was a co-founder of Burleigh Instruments Inc., a manufacturer of precision scientific instrumentation, which was sold in December 2000. He served for 18 years on the Board of Directors of Laser Power Corporation, a publicly-held company, until its sale in 2000. He currently serves on the Board of Directors of The University Technology Seed Fund. He is a member of the University of Rochester’s Visiting Committee for the School of Engineering and Applied Science. Mr. Klimasewski holds B.S. and M.S. degrees in optical engineering from the University of Rochester.

Mostafa Analoui, Ph.D., age 52, has served on the Company’s Board of Directors since May 2008. He is Head of Healthcare and Life Sciences Division at the Livingston Group in New York, New York. He is also President and CEO of Cense Biosciences, Inc. Prior to that, Dr. Analoui was a Senior Director and the Groton/New London Site Head for Global Clinical Technology at Pfizer Global Research and Development from 2001 through February 2008, where he led the platform technology mission for the clinical development and commercial division in areas including the medical imaging, diagnostics computational medicine, knowledge management and non-invasive measurement monitoring. Dr. Analoui holds a Ph.D. in engineering from Purdue University and holds two patents in quantitative and clinical imaging. He also served as an associate professor at the Indiana University School of Medicine in Dentistry, as well as the Schools of ECE and Biomedical Engineering at Purdue University.

Eric Converse, age 46. Mr. Converse is the Managing Director of Nedamco Capital and has been involved with Nedamco Capital since 2002. He has over 20 years of hands-on management experience working with early-stage companies. He represented Nedamco Capital’s interest as CEO of Oblicore, which was subsequently acquired by CA Technologies.  Prior to joining Nedamco Capital, Mr. Converse was CEO of Oneswoop.com, which was acquired by Norwich Union Consumer Products (Aviva). Earlier in his career, Mr. Converse worked for Nedamco North America Corporation, a US-based global technology development company, where he led the development of new markets (primarily India and China) and played an active role in its successful sale.  Eric received his B.S. degree from Michigan State University and attended Erasmus University in Rotterdam, the Netherlands.

Daniel I. Kerpelman, age 54, has served on the Company’s Board of Directors since May 2008. He is the President and Chief Executive Officer of Bio-Optronics, Inc., a healthcare workflow software company based in Rochester, New York and Nyon, Switzerland.  Previously, he was Chief Executive Officer of Société Generale de Surveillance, SA in Geneva, Switzerland, the world leader in test, inspection and certification. From June 2002 through March 2005, Mr. Kerpelman was Senior Vice President of Eastman Kodak and President of its Health Imaging Group, which focused on medical and dental imaging equipment, consumables and information technology. He spent most of his earlier career with GE Healthcare. Mr. Kerpelman is an engineer with degrees from the CNAM (France), University of Maryland and Rensselaer Polytechnic Institute and holds a MBA from Northwestern University. He serves on the Boards of Directors of Cotecna SA and the University of Rochester Medical Center.

Bruce L. Lev, age 69. Mr. Lev is a Managing Director of Loeb Partners Corp., New York City. Prior thereto he was Vice Chairman and Director of USCO Logistics, which business was sold to global freight forwarder Kuhne & Nagel in 2001. From 1995 through early 2000, he was Executive Vice President of Corporate and Legal Affairs of Micro Warehouse Inc., a $2.5 billion direct marketer of brand name personal computers and accessories to commercial and consumer markets. He also served on Micro Warehouse’s four-person Executive Committee with global responsibility for legal and regulatory affairs, human resources, corporate communications, risk management and facilities. From 1995 through 2002 he was also a member of the Board of Directors of the Roper Organization and served on the Board of the Direct Marketing Association. Prior to 1995, Mr. Lev was engaged in the private practice of law. He is a 1965 graduate of Wesleyan University in Middletown, Connecticut, and a 1968 graduate of the University Of Virginia School Of Law. Mr. Lev was Vice Chairman of AirDat, LLC, a privately held company recently sold to Panasonic Avionics Corporation, which provides weather forecasting and business risk solutions for commercial and military users. Until its sale to Kratos, Inc., Mr. Lev was on the Board of Directors of Integral Systems Inc. (NASDAQ: ISYS) a leading global provider of satellite ground based command and control systems for commercial and military customers. At Integral, he served on the Audit Committee and was Chairman of the Compensation Committee. He also serves as Non-Executive Co-Chairman of Albertine Enterprises, a Washington DC based consulting firm.

4

L. Jeffrey Markin, age 54, was appointed as Chief Executive Officer and President of VirtualScopics, Inc. in August 2006, and elected as a director, in April 2007.  He joined VirtualScopics as Chief Operating Officer in May 2006, after 26 years at Eastman Kodak Company. Most recently, Mr. Markin was General Manager, Output Systems and Mammography Solutions for Kodak’s Health Group and a corporate officer of the company. Mr. Markin managed major Health Group operations including leadership of the conventional x-ray business, Mammography Solutions, HealthCare IT Software and Solutions business, and Global Radiology Sales and Service organization. He was awarded the Eastman Kodak Chairman’s leadership award in December 2004 for inspired leadership of company and health group objectives. Previously, he held leadership positions in the Document Imaging business, including Vice President of Marketing U.S. and Canada, Global General Manager of the output business, and General Manager of the Asia based services business with operations in China, Hong Kong, Philippines, Malaysia, and Australia. He also served on the Board of Directors for Hermes Precisa Australia the leading document services company in Australia. He joined Kodak in the company’s Rochester, N.Y. film operations division and held successive management positions in Manufacturing, Research and Development, and Quality. In 1998, Mr. Markin graduated from the Executive MBA program of the Simon School of Business, University of Rochester, with honors. He holds a B.S. in Industrial Engineering, with honors, from the State University of New York at Buffalo. He is a member of the advisory board of the Biomedical Engineering Department at the State University of New York at Buffalo.

Norman N. Mintz, Ph.D., age 78, has served on the Company’s Board of Directors since June 2007. Since 1990, Dr. Mintz has served as a Managing Director for Loeb Partners Corporation. Dr. Mintz has a Ph.D. in Finance and Economics from New York University, and has previously served as Professor of Finance at Syracuse University and Professor of Economics at Columbia University. Prior to 1990, he served as Executive Vice President of Columbia University. Dr. Mintz serves as a director of Intersections, Inc. (Nasdaq: INTX:US) as well as several private companies. Dr. Mintz will not stand for reelection at the Annual Meeting.

Charles E. Phelps, Ph.D., age 70, has served as a director of the Company since December 2005. Dr. Phelps retired from his position of provost of the University of Rochester (University of Rochester is a stockholder of the company) in July 2007, as position he had held since 1994. Prior to that position, Dr. Phelps was the chair of the Department of Community and Preventive Medicine in the University of Rochester’s School of Medicine and Dentistry. Prior to working at the University of Rochester, Dr. Phelps served as a senior staff economist and a program director at the RAND Corporation. Dr. Phelps has a bachelor's degree in mathematics from Pomona College, an MBA in hospital administration from the University of Chicago, and a PhD in business economics from the University of Chicago.

Terence A. Walts, age 65, has served as a director of the Company since December 2005.  Mr. Walts is President, CEO and Director of Transfusion & Transplantation Technologies LLC (“3Ti”), a medical device/diagnostics company developing next generation automated blood analyzer technology and associated consumables for the pre-transfusion/immunohematology market. Prior to joining 3Ti, Mr. Walts served for three years and until late 2005 as President, CEO of Refocus Group, Inc., (OTCBB: RFCS) an eye care company developing a surgical procedure for presbyopia and glaucoma. Prior to that position, Mr. Walts acted as a consultant to medical startup companies and held positions with, among others, Oncose, Inc., an in-vitro diagnostics company, PointDx, a virtual colonoscopy and structural radiology reporting software company, and Medjet, Inc., an early stage medical devices company.  He served as Senior Vice President of CIBA Vision (Novartis), a diversified eye care company from 1988 to 1998.  He holds a BS in Marketing from Indiana University and a MBA from the University of Notre Dame.

The Company believes that its Board as a whole should encompass a range of experience and expertise to provide us with sound guidance with respect to our operations and interests.  We look for individuals qualified to become directors based on the needs of the Board, such as independence, industry or other professional expertise, relevant skills and experience and diversity.  While we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, we seek a diverse and appropriate balance of members who have the experiences, qualifications, attributes or skills that are necessary to oversee a publicly traded, growth oriented organization that operates in the pharmaceutical, biotechnology and medical device industries when considering the overall composition of the Board.  Our policy is to have at least a majority of directors qualify as "independent" under the Nasdaq listing requirements.  We seek directors with experience in areas relevant to the strategy and operations of our business and an understanding of our business and the industry in which we operate, as well as general business and finance experience.  Each of our current directors holds or has held senior executive positions in organizations and has operating experience that meets these objectives, as described above.  Several of our directors also have experience serving on boards of directors and board committees of other public companies.  The Corporate Governance and Nominating Committee also believes that each of the current directors and nominees has other key attributes that are important to an effective board: the time and commitment to devote significant time to the Company; personal and professional integrity; diversity of experience in different industries; and general business acumen.

5

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL NOMINEES AS DIRECTORS.

Information Regarding Directors who are not Nominees for Election and are Continuing in Office

David Rubin, Ph.D., age 48, has served as a director of the Company since April 3, 2012.  Dr. Rubin has been an investment principal in Merck's Global Healthcare Innovation Fund since September 2010. Dr. Rubin joined Merck in 2007 as Director of Franchise and Portfolio Management. Previously, Dr. Rubin was CEO and President, from 2000 through 2005, and CSO and SVP of Product Management, from 2006 through 2007, of Cognia Corporation, a bioinformatics company supporting biopharmaceutical research and development. Previously, Dr. Rubin was at The Wilkerson Group/IBM Global Services in a Strategic Management position, servicing a broad range of health care companies. Dr. Rubin holds a Ph.D. from Temple University in Molecular Biology and a B.A. from SUNY Binghamton in Biology. He was a National Institutes of Health and American Cancer Society Post-Doctoral fellow at Harvard Medical School, where he worked on the Ubiquitin Proteasome Pathway.

Corporate Governance

Pursuant to the General Corporation Law of the State of Delaware, the state under which we are organized, and our By-laws, our business, property and affairs are managed by or under the direction of our Board of Directors. Members of our Board of Directors are kept informed of Company business through discussions with our Chief Executive Officer and Chief Business and Financial Officer, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Board Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, but the Board believes that the most effective leadership model for the Company at this time is to separate the roles. Therefore, the Board has separated the positions of Chairman and CEO, and has an independent director serve as Chairman.  This structure provides a greater role for independent directors in the oversight of the Company.  Further, this structure permits the Chief Executive Officer to focus on the management of the Company's day-to-day operations.

The Company has a risk management program overseen by the Chief Executive Officer.  Material risks are identified and prioritized, and each prioritized risk is referred to the Audit Committee or the full Board for oversight. For example, strategic risks are referred to the full Board while financial risks are referred to the Audit Committee. The Board regularly reviews information regarding Company's credit, liquidity, and operations, as well as the risks associated with each, and annually reviews the Company's risk management program as a whole. Also, the Compensation Committee periodically reviews the most important risks to the Company to ensure that compensation programs do not encourage excessive risk-taking on behalf of the Company or give rise to risks that would be reasonably likely to have a material adverse effect on the Company.

Board of Directors and Committee Meetings

During 2012, VirtualScopics’ Board of Directors held nine meetings. During 2012, the Compensation Committee met four times, the Audit Committee met four times and the Corporate Governance and Nominating Committee met twice. No director attended fewer than 75% of the 2012 Board of Directors meetings. It is our policy to have each director attend the Annual Meeting of Stockholders, barring any reasonable conflicts. In 2012, all directors attended the Annual Meeting of the Stockholders.

6

The independent directors on our Board of Directors meet in regularly scheduled meetings at which only independent directors are present.

Board of Director Committees

Audit Committee.   The Audit Committee is currently composed of Norman Mintz (Chair), Robert Klimasewski and David Rubin. The responsibilities of the Audit Committee are more fully set forth in the Audit Committee Charter, a copy of which is available without charge at our website, www.virtualscopics.com.

The Audit Committee reviews with the independent accountants the results of the audit engagement, approves professional services provided by the accountants including the scope of non-audit services, if any, and reviews the adequacy of our internal accounting controls. Our Board of Directors has determined that that each of the members of the committee is independent in accordance with applicable rules of Nasdaq and the SEC and that Norman Mintz meets the qualifications as “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of SEC Regulation S-K, and that all three members meet Nasdaq’s financial literacy criteria. The Board of Directors has also determined that Dr. Mintz is independent even though he falls outside of the “safe harbor” definition set forth in SEC Rule 10A-3(e)(1)(ii) because he is an officer and director of the general partner of Loeb Partners Company 147, L.P., which owns in excess of 10% of our Common Stock and has a 3.2% limited partnership interest. In making this determination, among other things, the Board of Directors considered Dr. Mintz’s service on the Board and the percentage of stock held by others.

Compensation Committee. The Compensation Committee is currently composed of Terence Walts (Chairman), Dan Kerpelman and Norman Mintz. Our Board of Directors has determined that each of the members of the committee is independent in accordance with applicable Nasdaq rules. The responsibilities of the Compensation Committee are to oversee the compensation structure of the officers of the Company as well as authorization of granting of equity instruments to employees, directors and consultants. The Compensation Committee does not have a charter.

The Compensation Committee has broad authority to review management's performance, assess market competition and set guidelines for compensation of our directors and executive officers. The committee does not delegate its authority regarding compensation but does periodically seek input from our president and chief executive officer and chief financial officer. The committee has not to date sought advice of outside compensation consultants as to the amount or form of management compensation.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is currently composed of Charles Phelps (Chairman), Mostafa Analoui and David Rubin. The Board of Directors has determined that each of the members of the committee is independent in accordance with Nasdaq rules. This committee is responsible for assisting the Board of Directors by identifying individuals qualified to become directors based on the needs of the Board, such as independence, industry or other professional expertise, relevant skills and experience and diversity, in accordance with the committee’s charter, and to recommend to the Board of Directors nominees for each Annual Meeting of Stockholders; developing and recommending to the Board of Directors the Corporate Governance Guidelines applicable to the Company, leading the Board of Directors in its annual review of the Board of Directors’ performance; and recommending to the Board of Directors director nominees for each committee. The responsibilities of the Corporate Governance and Nominating Committee are more fully set forth in the Charter, a copy of which is available without charge at our website, www.virtualscopics.com.

In considering whether to nominate a candidate for election to the Board of Directors, each candidate’s qualifications are considered in their entirety. Our Board of Directors has not established minimum qualifications that nominees must meet in order to be considered for election as a director but believes that the Board as a whole should encompass a range of experience and expertise to provide us with sound guidance with respect to our operations and interests. The committee reviews nominees suggested by stockholders and advises such stockholders of the outcome of their suggestions. To be considered by the Committee, stockholder nominations must be submitted in writing to the committee addressed to the Company’s headquarters within the timing of stockholder proposals generally. A stockholder (or group of stockholders) wishing to submit a nominating recommendation for an Annual Meeting of Stockholders must ensure that it is received by the Company, as provided above, not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior Annual Meeting of Stockholders. In the event that the date of the Annual Meeting of Stockholders for the current year is more than 30 days following the first anniversary date of the Annual Meeting of Stockholders for the prior year, the submission of a recommendation will be considered timely if it is submitted a reasonable time in advance of the mailing of the Company's proxy statement for the Annual Meeting of Stockholders for the current year.

7

Audit Committee Report

The Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements audited by Marcum LLP, including the balance sheets as of December 31, 2012 and 2011, and the consolidated statements of operations, cash flows and stockholders’ equity for the two fiscal years ended December 31, 2012. It also discussed with Marcum LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, including the role of the auditor, the Company’s significant accounting policies, the methodology used by management in making significant accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates, the methodology used by management in making significant adjustments in the financial statements, any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements, any difficulties encountered in performing the audit, and certain other matters. Marcum LLP has provided the Committee with the written disclosures and letter required by Independent Standards Board Statement No. 1 and the Committee has discussed with Marcum LLP its independence.

Based on the review and discussions mentioned above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for 2012 for filing with the SEC.

Respectfully submitted,

The Audit Committee:
Norman Mintz, Chair
Robert Klimasewski
David Rubin

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that is applicable to our directors, officers and employees and can be viewed on our website, www.virtualscopics.com, under the section entitled “Committees and Charters”.

Communications with Directors

Stockholders who wish to communicate with the Board of Directors or any individual director can write to:

VirtualScopics, Inc.

Board Administration

500 Linden Oaks

Rochester, New York 14625

The letter should indicate that the sender is a stockholder. Depending on the subject matter, management will:

- forward the letter to the director or directors to whom it is addressed,

- attempt to handle the matter directly (as where information about the Company or our stock is requested), or

- not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.

A summary of all communications that were received since the last meeting and were not forwarded will be presented at each meeting of our Board of Directors along with any specific communication requested by a director.

Director Compensation

Our Board of Directors has adopted a Non-Employee Director Compensation Plan, or Director Plan, which was approved by stockholders at our 2008 Annual Meeting. The Director Plan provides for cash compensation and awards of stock options and stock awards to each director of the Company who is not a current employee of the Company or any of its affiliated companies. The stock options and shares of common stock that may be issued pursuant to the Director Plan will be issued under the VirtualScopics, Inc., Amended and Restated 2006 Long-Term Incentive Plan, or 2006 Plan.

8

The Director Plan provides for compensation elements comprised of: an initial stock option grant; annual remuneration; and per meeting fees.

Initial Stock Option Grant. Each participating director is entitled to receive a one-time stock option grant covering 25,000 shares of our common stock under the 2006 Plan. The stock options generally vest in annual increments over four years beginning on the date of grant. The options are granted at the first Board meeting attended by a director, to the extent permitted at such time, or such later regular Board meeting when such grant is permitted.

Annual Option Grant. Each participating director will be eligible to receive an annual grant of stock options under the 2006 Plan. The amount of the grant will be determined by the Compensation Committee each year at or about the February Board meeting based on participant performance during the previous year. The number of options awarded on that date will be determined utilizing the Black-Scholes pricing model to determine a per share “value” divided into an amount up to $20,000.

Annual Retainer. Each participating director is entitled to receive an annual retainer in the amount of $7,500, with a $12,500 retainer for the Chairman. Payment may be taken in the form of cash or shares common stock under the 2006 Plan, at the discretion of each director. Each Participant will be asked to make an annual election at the annual stockholders meeting for the coming year. For those directors electing to fees in the form of an award of shares, the fair market value (as defined under the 2006 Plan) on the last business day of the quarter will be used to calculate the number of shares contained in the award in lieu of cash for the quarter. Each such award shall be approved by the Board of Directors. Such price, however, shall not be below any existing anti-dilution trigger price applicable to us.

Per Meeting Fees.  Participating directors will be entitled to receive the following meeting fees:

Board Meetings	$1,750
Committee Meetings	$1,000
Compensation and Audit Committee Chair/Nominating Committee Chair	$1,500/$1,250

Directors will not be paid for more than one meeting per day. In the event there are multiple meetings, payment will be made for the meeting requiring the highest fee. Meeting fees will be paid quarterly on or about the first business day following the end of a quarter for the previous quarter. Payment may be taken in the form of cash or shares of restricted stock under the 2006 Plan, at the discretion of each director. Each Participant will be asked to make an annual election at the annual stockholders meeting for the coming year. For those directors electing to fees in the form of an award of shares, the fair market value (as defined under the 2006 Plan) on the last business day of the quarter will be used to calculate the number of shares contained in the award in lieu of cash for the quarter. Each such award shall be approved by the Board of Directors. Such price, however, shall not be below any existing anti-dilution trigger price applicable to us.

Term, Amendment and Termination. The Director Plan expires on February 26, 2018. The Board may terminate or suspend the Plan at any time, without stockholder approval. The Board may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations.

9

The following table presents compensation earned by each nonemployee member of our Board of Directors for 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
(a)	(b)	(c) (1)	(d) (2) (3)	(e)	(f)	(g)		(h)
Robert Klimasewski	$18,544	$-	$20,000	$-	$-	$5,456	(4)	$44,000

Jeffrey Markin(5)	$-	$-	$-	$-	$-	$-		$-

Norman Mintz	$21,500	$-	$20,000	$-	$-	$-		$41,500

Charles Phelps	$20,750	$-	$20,000	$-	$-	$-		$40,750

Terence Walts	$21,000	$-	$20,000	$-	$-	$-		$41,000

Mostafa Analoui	$16,500	$4,500	$20,000	$-	$-	$-		$41,000

Daniel Kerpelman	$18,250	$-	$20,000	$-	$-	$-		$38,250

David Rubin(6)	$-	$-	$-	$-	$-	$-		$-

(1)	Under the Non-Employee Director Compensation Plan, directors may elect to receive the annual retainer of $7,500, $12,500 for the Chairman, and per meeting fees in the form of cash or our restricted stock under the 2006 Long Term Incentive Plan. Certain non-employee directors have elected to receive such fees earned in 2012 in restricted stock units. The number of shares to the non-employee directors during 2012, for services rendered during 2012, under the Director Plan is as follows: Mr. Analoui, 2,795 shares.
(2)	The option award value represents the full grant date fair value. Per SEC rules, the amount excludes forfeitures for service-based vesting conditions.
(3)	Includes options granted under the Non-Employee Director Compensation Plan, outstanding at fiscal year end, to acquire the following number of shares: Mr. Klimasewski, 85,524 shares; Mr. Mintz, 91,587 shares; Mr. Phelps, 112,093 shares; Mr. Kerpelman, 81,570 shares; Mr. Analoui, 81,570 shares and, Mr. Walts, 112,093 shares. The shares underlying the option grants are authorized and reserved for issuance under the 2006 Plan. Mr. Klimasewski’s also had outstanding options to purchase 350,000 shares of common stock granted in November 2005 during his employment as the Company’s Chief Executive Officer. He retired in August 2006.
(4)	As former CEO, Mr. Klimasewski is entitled to participate with standard employee medical, dental, group life and disability coverage. These amounts are the total premiums paid by the Company for such standard coverage.
(5)	During 2012, Mr. Markin was an employee and did not receive compensation for his services as a director and is not a member of any committee of the Board of Directors of the Company. Information regarding compensation for Mr. Markin’s services as a named executive officer for the fiscal year ended December 31, 2012 can be found in the Summary Compensation Table herein.
(6)	Dr. Rubin has served as a director since April 3, 2012. He was elected exclusively by holders of outstanding Series C Preferred Stock and has elected to not receive compensation for his services as a director.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding the beneficial ownership of VirtualScopics’ common stock by (i) each person who is known by VirtualScopics to own of record or beneficially more than 5% of the outstanding common stock, (ii) each of VirtualScopics’ directors, nominees and named executive officers, and (iii) all directors and named executive officers of VirtualScopics as a group. The first two columns of the table set forth beneficial ownership information for such persons as of April 30, 2013.

10

Common Stock

	Number of Common Shares Beneficially Owned (1)	Percentage of Common Shares Beneficially Owned(2)
5% or greater stockholders
University of Rochester (3)	2,918,393	9.8%
Loeb Investors Company (4)	4,920,306	16.5%
Merck Global Health Innovation Fund, LLC(5)	1,960,784	6.2%

Directors, Nominees and Executive Officers
Robert Klimasewski (4)(6)(7)	1,055,997	3.5%
Molly Henderson (6)	1,029,175	3.5%
Terence Walts (6)	142,379	*
Charles Phelps (6)(8)	113,508	*
Jeffrey Markin (6)	2,022,461	6.8%
Norman Mintz (4)(6)	122,821	*
Mostafa Analoui (6)	186,735	*
Dan Kerpelman (6)	72,390	*

David Rubin (9)	-	*

Bruce Lev (4) Eric Converse	- -	* *

Directors, Nominees & Executive Officers as a group (11 persons)	4,745,466	15.9%

*	Less than 1% of the outstanding shares of common stock.

(1)	Includes options, warrants, convertible stock, and similar rights to purchase shares of VirtualScopics common stock that are exercisable within sixty (60) days of April 30, 2013.
(2)	The calculations in these columns are based upon 29,799,523 shares of common stock outstanding on April 30, 2013, plus the number of shares of common stock subject to outstanding options, warrants and convertible stock held by the person with respect to whom the percentage is reported on such date. The shares of common stock underlying such options, warrants, convertible stock and similar rights, are deemed outstanding for purposes of computing the percentage of the person holding such options but are not deemed outstanding for the purpose of computing the percentage of any other person. The calculations also assume the convertibility of all shares of preferred stock into 830.36 shares of common stock per share.
(3)	Based solely on a Form 4 filed by the University of Rochester, April 23, 2012. The address of the University of Rochester, 601 Elmwood Avenue, Admin Bldg. 263, Rochester, NY 14626. We have not attempted to verify independently any of the information contained in the Form 4.
(4)	Messrs. Klimasewski, Mintz and Lev are limited partners in Loeb Investors Company 147, LP, and disclaim any beneficial ownership of such shares. The address for Loeb Investors Company 147, LP is 61 Broadway, Suite 2400, New York, NY 10006.
(5)	Based solely on a Schedule 13D filed by Merck Global Health Innovation Fund, LLC filed April 13, 2012. Represents the voting power of 2,491,073 shares of common stock that may be acquired, beginning on the trading day following the effective date of the shareholder vote at the Annual Meeting, upon the conversion of Series C-1 Preferred Stock currently owned by Merck Global Health Innovation Fund, LLC. The address for Merck Global Health Innovation Fund, LLC is One Merck Drive, Whitehouse Station, New Jersey 08889-0100. The information set forth in the table also includes 1,361,316 shares of common stock issuable upon the exercise of the Series C Warrants, which are exercisable for a purchase price of $3,000,000.
(6)	Presently reported ownership includes 975,387, 405,923, 1,772,530, 57,390, 87,913, 57,390, 91,587, and 87,913 shares issuable under options exercisable within 60 days of April 30, 2013, held by Ms. Henderson and Messrs. Klimasewski, Markin, Kerpelman, Walts, Analoui, Mintz and Phelps, respectively. Mr. Walts’ reported ownership before the financing also includes 41,518 shares issuable upon conversion of Series A Preferred Stock. The address of each is c/o VirtualScopics, Inc., 500 Linden Oaks, Rochester, NY, 14625.
(8)	Mr. Phelps was the Provost of the University of Rochester. Mr. Phelps disclaims any beneficial ownership of the shares owned by the University of Rochester.
(9)	Dr. Rubin has served as a director since April 3, 2012. Does not include securities held by Merck Global Health Innovation Fund, LLC, of which he is an investment principal. Dr. Rubin disclaims any beneficial ownership of the shares held by Merck Global Health Innovation Fund, LLC.

11

Preferred Stock

	Number of Preferred Shares Beneficially Owned (1)	Percentage of Preferred Shares Beneficially Owned (2)
5% or greater stockholders
Philip J. Hempleman (3)(4)	1,500	25.9%
SRK Management Co. (5)(6)	500	8.6%
Merck Global Health Innovation Fund, LLC(7)	3,000	51.8%

(1)	Includes all shares of Series A Preferred Stock, Series B Preferred Stock and Series C-1 Preferred Stock held. There are currently no options, warrants, convertible stock, or similar rights to purchase shares of Series A Preferred Stock, Series B Preferred Stock or Series C-1 Preferred Stock. Each share of Series A Preferred Stock, Series B Preferred Stock and Series C-1 Preferred Stock is convertible into 830.36 shares of common stock.
(2)	The calculation in this column is based upon 2,190 shares of Series A Preferred Stock, 600 shares of Series B Preferred Stock and 3,000 shares of Series C-1 Preferred Stock outstanding on April 30, 2013. There are currently no options, warrants, convertible stock, or similar rights to purchase shares of Series A Preferred Stock, Series B Preferred Stock or Series C-1 Preferred Stock.
(3)	Shares owned by Mr. Philip J. Hempleman and the 1998 Hempleman Family Trust, each having an address of Two Dublin Hill Drive, Greenwich, CT 06830.
(4)	Shares indicated represent Series A Preferred Stock.
(5)	Shares indicated represent Series B Preferred Stock.
(6)	The address of SRK Management Co. is 810 Seventh Avenue, 41st Floor, New York, New York 10019.
(7)	Shares indicated represent Series C-1 Preferred Stock currently owned by Merck Global Health Innovation Fund, LLC. The address of Merck Global Health Innovation Fund, LLC is One Merck Drive, Whitehouse Station, New Jersey 08889-0100.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company pursuant to Rule 16a-3(d) during the year ended December 31, 2012, no person, who at any time during the year was a director, executive officer or beneficial owner of more than 10% of any class of our common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act.

Information About Executive Officers

In addition to Mr. Markin, VirtualScopics’ other executive officer is Molly Henderson, Chief Business and Financial Officer, Senior Vice President.

Molly Henderson, age 42, has served Chief Business and Financial Officer, Senior Vice President of VirtualScopics since May 2008 and Chief Financial Officer since May 2003. Ms. Henderson notified VirtualScopics of her intention to resign from VirtualScopics effective August 31, 2013, due to the relocation of her family to Europe. Ms. Henderson’s primary functions at VirtualScopics include providing strategic direction and overseeing all strategic, contractual, legal, intellectual property, business and financial related matters, as well as ensuring compliance with financial and SEC reporting requirements. Additionally, Ms. Henderson is responsible for the Company’s investor relations and prepares and coordinates all of VirtualScopics external communications, including press announcements. Ms. Henderson routinely visits New York City and other key cities throughout the US conducting road shows as well as frequent presentations of the Company and its technology at key life science investor conferences. During her tenure at VirtualScopics, Ms. Henderson has been directly responsible for raising over $23 million in equity funding, taking the company public through a reverse merger in 2005, and achieving its listing on Nasdaq.

Earlier in her career, Ms. Henderson served as the Corporate Controller of Ultralife, Inc., (NasdaqNM: ULBI) a publicly-held provider of high performance lithium battery solutions. Prior to Ultralife, Ms. Henderson was a Manager in the audit division of PricewaterhouseCoopers LLP. Ms. Henderson received her M.B.A. and B.S. degrees from the State University of New York at Buffalo.

Executive Compensation

Summary Compensation Table

12

The following table discloses compensation received by our principal executive officer, and our other executive officer, the chief financial officer, (the “named executive officers”) for 2012 and 2011.

Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		All Other Compensation ($)		Total ($)

Jeffrey Markin,	2012	$303,712	$-	$88,743	$-		$21,955	(3)	$414,410
President and Chief Executive Officer	2011	$296,189	$78,390	$-	$54,541	(1)(2)	$21,043	(3)	$450,163

Molly Henderson	2012	$221,700	$-	$29,118	$26,857	(1)(2)	$10,282	(3)	$287,957
Chief Business and Financial Officer, Sr. Vice President	2011	$211,962	$40,015	$-	$226,223	(1)(2)	$10,061	(3)	$488,261

(1)	On January 27, 2012, Ms. Henderson was granted stock options under the 2006 Plan to purchase 50,000 shares of our common stock at $1.13 per share.
(2)	The option award amounts represent the Black Scholes value of the stock options at the date of grant. Per SEC rules, the amount excludes forfeitures for service-based vesting conditions.
(3)	The Company allows for the named executive officers to participate with standard employee medical, dental, group life, disability coverage and the Company’s 401(k) match program. These amounts are the total premiums paid by the Company for such standard coverage.

401(k) and Profit-Sharing.

The Company maintains a 401(k) plan for all eligible employees. The 401(k) plan provides a match to employee contributions. The Company's match is 50% of the first 6% of eligible compensation an employee contributes to the plan.  All named executive officers are eligible for this plan up to the IRS wage or contribution limits.

Health and Welfare Benefits

Eligible employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, dental, and group disability and life insurance

Employment Agreements

On February 27, 2009, the Company entered into employment agreements with Mr. Jeffrey Markin, the president and chief executive officer of the Company, and Ms. Molly Henderson, the chief business and financial officer of the Company. The employment agreements superseded any existing employment agreements between the Company and each of the aforementioned executive officers, but provides for the continuation of the executives' existing agreements with the Company addressing confidentiality, non-competition, and restrictive covenants.

The agreements provide for an employment term at-will and provide the automatic renewal for successive one year terms so long as the executive remains employed with the Company. Both Ms. Henderson and Mr. Markin will receive six months of continued salary and benefits if either is terminated without cause. In the event there is a change of control of the Company, each named executive is entitled to receive twelve months salary if a comparable position is not offered.

On December 28, 2012, the Company entered into amendments to the employment agreements with Mr. Markin and Ms. Henderson. The amendments, among other things, are intended to make sure that certain payments on termination, to which Mr. Markin or Ms. Henderson have not yet vested, are made with a six month delay where required under Section 409A of the Internal Revenue Code for “specified employees” and to otherwise comply with Section 409A. The amendments did not increase any amounts to which either Mr. Markin or Ms. Henderson are entitled but did adjust the timing of certain payments depending on whether or not Mr. Markin or Ms. Henderson are “specified employees” at termination.

13

Change in Control Bonus Agreements

Each of our named executive officers is party to a change in control bonus. In the event a change in control occurs on or prior to December 31, 2013, or an extended date determined by our compensation committee, the agreements provide for a cash payment of 25% of the executive's annual base salary for the year in which the change in control occurs if the executive remains in the continuous employment of the Company through the change in control or if the executive's employment is terminated by the Company without cause prior to the change in control. In the event it is determined that any payment arising under the agreements would be subject to the excise tax imposed by Code Section 4999, then the executive shall be entitled to receive only a reduced payment so that no portion of the payments under the agreements will be subject to the excise tax.

Bonus Plans

During 2012, the Compensation Committee administered bonuses to our executive officers under the Company Bonus Plan. The Company Bonus Plan covers all employees of the company including the Chief Executive Officer and the Chief Business and Financial Officer. The Company Bonus Plan provided performance criteria based upon certain financial and operational targets for the 2012 fiscal year. If our performance meets or exceeds the stated targets in the Plan, the participating employees may receive cash incentive bonus payments equal to a percentage of an employee’s eligible base pay, and amounts may be further adjusted for individual performance. With respect to the Chief Executive Officer, the bonus percentage range is 0% to 40% of eligible base pay (on target is 30%), and for the Chief Business and Financial Officer, the bonus percentage range is 0% to 30% (on target is 22%). For management employees, the bonus percentage range is 0% to 10% of eligible base pay (on target is 8%). The Chief Executive Officer is not eligible for a bonus unless the Company meets an initial threshold for financial performance. Employees other than the Chief Executive Officer may receive a discretionary bonus if our performance results do not meet the threshold. The Committee may adjust the bonus amounts on a discretionary basis for individual performance, and for results above the maximum thresholds.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards made to our named executive officers that were outstanding at December 31, 2012.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Jeffrey Markin,	100,000	-	(1)	$1.20	11/14/2017
President and Chief Executive Officer	500,000	-	(1)	$1.01	2/26/2018
	309,375	103,125	(1)	$0.90	2/24/2019
	250,000	-	(2)	$1.20	4/28/2016
	321,050	321,050	(1)	$0.94	1/26/2020
	14,227	42,682	(1)	$1.99	3/2/2021
Molly Henderson	2,750	-	(2)	$1.20	2/14/2013
Chief Business and	53,673	-	(2)	$1.20	10/13/2013
Financial Officer, Senior	13,577	-	(2)	$1.20	10/30/2013
Vice President	12,500	-	(2)	$1.20	12/31/2013
	114,843	-	(2)	$1.20	9/9/2015
	25,000	-	(1)	$1.20	11/14/2017
	50,000	-	(1)	$1.01	2/26/2018
	100,000	-	(1)	$0.69	5/8/2018
	143,438	47,812	(1)	$0.90	2/24/2019
	94,119	94,118	(1)	$0.94	1/26/2020
	95,229	95,229	(1)	$0.94	3/11/2020
	59,011	177,033	(1)	$1.99	3/2/2021
	-	50,000	(1)	$1.13	1/27/2022

(1) These options have a ten year expiration and vest in four annual increments beginning on the date of grant.

(2) These options were exchanged in a 1 for 2 stock option exchange on November 4, 2009. Under the terms of the stock option exchange, the expiration date did not change and one year was added to the vesting schedule for each grant, all other terms and conditions remained the same as those when originally granted.

PROPOSAL 2 - INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to stockholder ratification, our Audit Committee has appointed Marcum LLP, to serve as our Independent Registered Public Accounting Firm for the year ending December 31, 2012. Selection of our Independent Registered Public Accounting Firm is not required to be submitted to a vote of the stockholders. However, we are submitting this matter to the stockholders as a matter of good corporate governance. Even if the appointment is ratified, the Audit Committee may, in its discretion, appoint different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders. Approval of the proposal to ratify the appointment of Marcum LLP requires the approval of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter at the Annual Meeting.

14

No representatives of Marcum LLP are expected to be present at the Annual Meeting.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

Fees for Audit and Other Services

The following table shows the fees billed or expected to be billed to us for the audit and other services provided by Marcum LLP for 2012 and 2011:

	2012	2011
Audit Fees	$134,768	$142,178
Audit Related Fees	-	-
Total Audit and Audit Related Fees	134,768	142,178

Tax Fees	-	-

Total Fees	$134,768	$142,178

Audit Fees. This category includes the audit of our consolidated financial statements, and reviews of the financial statements included in our Quarterly Reports on Form 10-Q. This category also includes the review of interim financial statements, SEC registration statements and comfort letters.

Audit Related Fees. The services for fees under this category include other accounting advice.

Tax Fees. These fees relate to the preparation and review of tax returns, tax planning and tax advisory services.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee administers our engagement of Marcum LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Marcum LLP, and whether for reasons of efficiency or convenience it is in our best interest to engage its independent auditor to perform the services. The Audit Committee has determined that performance by Marcum LLP of the non-audit services listed above did not affect their independence.

Prior to engagement, the Audit Committee pre-approves all independent auditor services. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires that those services be submitted to the Audit Committee for specific pre-approval before the Company can engage for them. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated reports any pre-approval decisions to the Audit Committee at its next scheduled meeting.

15

PROPOSAL 3 - AMENDMENT TO CERTIFICATE OF INCORPORATION TO EFFECT REVERSE STOCK SPLIT OF OUTSTANDING COMMON STOCK

This proposal, if approved, will authorize amendments to our Certificate of Incorporation for the purpose of effecting a reverse stock split of our outstanding common stock in the range of 1:2 to 1:10, with our Board of Directors having the authority to determine whether to file the amendments and, if filed, the exact ratio to be set within such range without further approval or ratification of stockholders.

Introduction

Our Board of Directors has approved a proposal to amend our Certificate of Incorporation to effect a reverse stock split of all outstanding shares of our common stock at an exchange ratio ranging from 1-for-2 to 1-for-10. Our Board of Directors has recommended that this proposal be presented to our stockholders for approval. You are now being asked to vote upon amendments to our Certificate of Incorporation to effect the reverse stock split of our outstanding common stock so that a number of shares of our common stock of between 2 and 10, will be combined into one share of our common stock.

The reason we want to effect the reverse split is to increase the market price per share of our common stock in order to maintain the listing of our common stock on the Nasdaq Capital MarketSM. See “— Reasons for the Reverse Stock Split”. We believe that maintaining the listing of our common stock on the Nasdaq Capital MarketSM is in the best interests of our stockholders. The Board plans to implement the reverse stock split only if needed to regain compliance with Nasdaq listing standards.

If stockholder approval is received for this proposal, our Board of Directors will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect whether or not to effect the reverse stock split, and if so, the number of shares of our outstanding common stock between 2 and 10, that will be combined into one share of our common stock. Our Board of Directors believes that stockholder approval of amendments granting the Board this discretion, rather than approval of a specified exchange ratio, provides maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of our stockholders. If approved by the stockholders, our Board of Directors will have the authority to effect a reverse stock split on only one occasion, unless we seek stockholder approval of, and the stockholders subsequently approve, an additional reverse stock split, which we do not currently anticipate.

The par value of our common stock and preferred stock will remain unchanged at $0.001 per share. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split.

In determining the ratio of the reverse stock split to implement, our Board of Directors will consider, among other things, prevailing market conditions, the trading price of our common stock, the number of publicly held shares of our common stock and the steps that we will need to take in order to maintain compliance with the trading price requirements and other listing regulations of the Nasdaq Capital MarketSM. Based in part on the price of our common stock on the days leading up to the filing of the amendments to our Certificate of Incorporation effecting the reverse stock split, our Board of Directors will select the ratio which it believes will, in accordance with Nasdaq maintenance requirements, increase the trading price of our common stock sufficiently to maintain a minimum bid price above $1.00. While we believe the reverse stock split will allow us to maintain compliance with Nasdaq continuing listing standards, there can be no assurances that we will be able to do so.

16

A vote in favor of this “Proposal 3 — Amendment to Certificate of Incorporation to Effect a Reverse Stock Split of Outstanding Common Stock” will be a vote for approval of each of the reverse split ratios in the specified range and for the granting of authority to our Board of Directors to effect the reverse stock split in the range as it deems advisable at the time the reverse stock split is to be effected.

The text of the form of the proposed amendments to our Certificate of Incorporation is attached to this proxy statement as Appendix A. If approved by our stockholders and if, following that approval, our Board of Directors determines that effecting the reverse stock split is in the best interests of our stockholders, the amendments to our Certificate of Incorporation will be completed with figures evidencing the ratio of the approved reverse stock split. The amendment will become effective upon filing with the Secretary of State of the State of Delaware.

Reasons for the Reverse Stock Split

The reason we want to effect the reverse split is to increase the market price per share of our common stock. Our common stock has been traded on the Nasdaq Capital MarketSM since 2006. One of the requirements for continued listing on the Nasdaq Capital MarketSM is that shares retain a $1.00 minimum bid price. On August 29, 2012, we received a notice from the Nasdaq Stock Market LLC, or NASDAQ, advising that we had 180 calendar days (until February 5, 2013) to regain compliance with the minimum bid price requirement. Because we met certain criteria, NASDAQ granted us an additional 180 calendar day period (until August 26, 2013) to regain compliance. However, we do not currently anticipate that we will regain compliance with the NASDAQ minimum bid price requirement by such date. If we do not regain compliance, then NASDAQ will notify us that our securities will be delisted. We expect that a reverse stock split of the common stock will enable shares of our common stock to trade above the $1.00 minimum bid price requirement.

We believe that maintaining the listing of our common stock on the Nasdaq Capital MarketSM is in the best interests of VirtualScopics and our stockholders. Listing on the Nasdaq Capital MarketSM increases the liquidity of VirtualScopics common stock and may minimize the spread between the “bid” and “ask” prices quoted by market makers. Further, maintaining our Nasdaq Capital MarketSM listing may enhance our access to capital that may be necessary as we continue to make investments in several key areas, specifically our software platform which is the basis of our image analysis services, our customer satisfaction program, and our sales and marketing strategy. A delisting from the Nasdaq Capital MarketSM will also make us ineligible to use Securities and Exchange Commission (“SEC”) Form S-3 to register the sale of shares of our common stock or to register the resale of our securities held by certain of our security holders with the SEC, thereby making it more difficult and expensive for us to register our common stock or other securities and raise additional capital, if necessary. Form S-3 generally allows the registration statement to be continuously updated through the incorporation by reference of our periodic SEC filings. Maintaining the effectiveness of such registration statements and keeping the information contained therein current and up to date will become extremely difficult, time-consuming and expensive. We would also incur additional costs under state blue sky laws to sell equity if we are delisted.

We also believe that the increased market price of our common stock expected as a result of implementing a reverse stock split will help improve the marketability and liquidity of our common stock and will encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of our common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. It should be noted, however, that the liquidity of our common stock may in fact be adversely affected by the proposed reverse split given the reduced number of shares that would be outstanding after the reverse stock split.

For the above reasons, we believe that having the ability to effect the reverse stock split will help us regain and maintain compliance with the NASDAQ listing requirements, could improve the marketability and liquidity of our common stock, and allow us to continue to use Form S-3 for the registration of the sale of our shares, if any, and is therefore in the best interests of VirtualScopics and our stockholders. However, we cannot assure you that the reverse stock split, if implemented, will have the desired effect of proportionately raising our common stock price over the long term, or at all. The effect of a reverse split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar stock splits for companies in circumstances similar to VirtualScopics is varied. Under applicable NASDAQ rules, in order to regain compliance with the $1.00 minimum bid price requirement and maintain our listing on the Nasdaq Capital MarketSM, the $1.00 bid price must be maintained for a minimum of ten consecutive business days. However, under NASDAQ rules, NASDAQ may, in its discretion, require us to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that we have demonstrated an ability to maintain long-term compliance with the minimum bid price requirement. In determining whether to monitor bid price beyond ten business days, NASDAQ will consider the following four factors: (i) margin of compliance (the amount by which the price is above the $1.00 minimum standard); (ii) trading volume (a lack of trading volume may indicate a lack of bona fide market interest in the security at the posted bid price); (iii) the market maker montage (the number of market makers quoting at or above the minimum bid price and the size of their quotes); and (iv) the trend of the stock price. Accordingly, we cannot assure you that we will be able to maintain our NASDAQ listing after the reverse split is effected or that the market price per share after the reverse split will exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of our common stock may vary based on other factors which are unrelated to the number of shares outstanding, including our future performance. While we believe the reverse stock split will allow us to maintain compliance with NASDAQ continuing listing standards, there can be no assurances that we will be able to do so.

17

Board Discretion to Implement the Reverse Stock Split

If the reverse stock split is approved by our stockholders, it will be effected, if at all, only upon a determination by our Board of Directors that a reverse stock split (with an exchange ratio determined by the Board as described above) is in the best interests of our stockholders. In determining the ratio of the reverse stock split to implement, our Board of Directors will consider, among other things, prevailing market conditions, the trading price of our common stock, the number of publicly held shares of our common stock and the steps that we will need to take in order to maintain compliance with the trading price requirements and other listing regulations of the Nasdaq Capital MarketSM.

Notwithstanding approval of the reverse stock split by the stockholders, our Board of Directors may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect the reverse stock split prior to the one year anniversary of this Annual Meeting of Stockholders, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement any of the amendments prior to the one year anniversary of this Annual Meeting of Stockholders, stockholder approval again would be required prior to implementing any subsequent reverse stock split.

Effects of the Reverse Stock Split

Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split. On April 30, 2013, we had 29,799,523 shares of our common stock outstanding and 55,041,205 shares of common stock that were authorized but unissued. Our Board of Directors has reserved for possible future issuance an aggregate of 4,807,773 shares of common stock for issuance upon the conversion of our outstanding Series A Preferred Stock, Series B Preferred Stock and Series C-1 Preferred Stock, 2,337,528 shares of common stock for issuance upon the exercise of outstanding warrants, 6,114,768 shares of common stock for issuance for future grants and upon exercise of options granted and other equity awards under our equity incentive plans. All of these share numbers will be adjusted in the ratio of the reverse split.

After the effective date of the proposed reverse stock split, each stockholder will own a reduced number of shares of our common stock. For example, if our Board of Directors were to select a 1-for-2 reverse stock split, every two shares of our common stock that a stockholder owns will be combined and converted into a single share. We estimate that, following the reverse stock split, we would have approximately the same number of stockholders. Except for any changes as a result of the treatment of fractional shares, the completion of the reverse stock split alone would not affect any stockholder’s proportionate equity interest in VirtualScopics. By way of example, a stockholder who owns a number of shares that, prior to the reverse stock split, represented 1% of our outstanding shares would continue to own 1% of our outstanding shares after the reverse stock split. The reverse stock split will not reduce your ownership interest except as a result of the treatment of fractional shares as specified below. The reverse stock split may, however, increase the number of stockholders of VirtualScopics who own “odd lots” of less than 100 shares of our common stock. Brokerage commission and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

18

The amendment will not affect the number of authorized shares of preferred stock which VirtualScopics may issue, which shall remain at fifteen million shares, or the outstanding shares of preferred stock. As of April 30, 2013, there were 2,190 shares of Series A Preferred Stock, 600 shares of Series B Preferred Stock and 3,000 shares of Series C-1 Preferred Stock outstanding, respectively.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse stock split. Instead, stockholders who otherwise would be entitled to receive a fractional share of our common stock as a consequence of the reverse stock split, upon surrender to the exchange agent of the certificates representing such fractional shares, will instead be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sale price of our common stock on the business day immediately preceding the effective date of the reverse stock split as reported on the Nasdaq Capital MarketSM by (ii) the number of shares of our common stock held by the stockholder that would otherwise have been exchanged for the fractional share interest.

Effect of the Reverse Stock Split on Options, Warrants and Preferred Stock

The number of shares subject to our outstanding options and warrants will automatically be reduced in the same ratio as the reduction in the outstanding shares. The per share exercise price of those options and warrants will also be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options and warrants will remain unchanged. For example, assume that a 1-for-2 reverse stock split is implemented and that an optionee holds options to purchase 1,000 shares at an exercise price of $1.00 per share. Upon the effectiveness of the 1-for-2 reverse stock split, the number of shares subject to that option would be reduced to 500 shares, and the exercise price would be proportionately increased to $2.00 per share. In connection with the reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding. In addition, the proposed reverse stock split will reduce the number of shares of common stock available for future issuances under our Amended and Restated 2006 Long Term Incentive Plan in proportion to the exchange ratio selected by our Board of Directors within the limits set forth in this proposal.

Our Series A Preferred Stock provides that in connection with a reverse split, the conversion rate in effect (830.36 shares of common stock per one share of Series A Preferred Stock) on the day following the day upon which such combination becomes effective shall be proportionately reduced, effective immediately after the reverse split becomes effective. Our Series B Preferred Stock provides that in connection with a reverse stock split the conversion price in effect immediately prior to the reverse stock split ($1.2043 per share), will be proportionally increased immediately after the reverse stock split becomes effective. Our Series C-1 Preferred Stock provides that in connection with a reverse stock split the conversion price in effect immediately prior to the reverse stock split ($1.2043 per share), will be proportionally increased at the close of business on the date the reverse stock split becomes effective. The outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C-1 Preferred Stock themselves will not be changed as the result of the split.

Exchange of Stock Certificates

The combination of, and reduction in, the number of our outstanding shares as a result of the reverse stock split will occur automatically on the date that the selected amendments to our Certificate of Incorporation effectuating the reverse stock split is filed with the Secretary of State of the State of Delaware (referred to as the effective date), without any action on the part of our stockholders and without regard to the date that stock certificates representing the shares prior to the reverse stock split are physically surrendered for new stock certificates.

19

As soon as practicable after the effective date, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of our common stock such stockholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the exchange of the stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of the transmittal form, each stockholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split. No new certificates will be issued to a stockholder until the stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed transmittal form to the exchange agent. Stockholders should not destroy any stock certificates and should not submit their stock certificates until they receive a transmittal form from our transfer agent.

Accounting Consequences

The par value per share of our common stock would remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the reverse stock split, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The amounts of net income or loss per common share and net book value per common share will be increased because there will be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to our proposed amendments to our Certificate of Incorporation to effect the reverse stock split, and we will not independently provide our stockholders with any such rights.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the reverse stock split. It addresses only stockholders who hold the pre-reverse split shares and post-reverse split shares as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and does not account for or consider the federal income tax consequences to stockholders in light of their individual investment circumstances or to stockholders subject to special treatment under the federal income tax laws, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, regulated investment companies, personal holding companies, foreign stockholders, stockholders who hold the pre-reverse split shares as part of a straddle, hedge or conversion transaction, stockholders who hold the pre-reverse split shares as “qualified small business stock” within the meaning of Section 1202 of the Code, stockholders who are subject to the alternative minimum tax provisions of the Code and stockholders who acquired their pre-reverse split shares pursuant to the exercise of employee stock options or otherwise as compensation. This summary is based upon the Code, existing and proposed U.S. Treasury regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences of the reverse stock split to vary substantially from the consequences described herein. This summary does not address tax considerations under state, local, foreign and other laws. Furthermore, no ruling from the Internal Revenue Service (the “IRS”) or opinion of legal or tax counsel will be obtained with respect to the matters discussed herein, and there is no assurance that the IRS would agree with the conclusions set forth in this summary.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

20

The reverse stock split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Assuming the reverse stock split qualifies as a recapitalization, a stockholder generally will not recognize gain or loss on the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the post-reverse split shares. A stockholder who receives cash in lieu of a fractional share interest in the post-reverse split shares generally will recognize gain or loss equal to the difference, if any, between the cash received and the portion of the tax basis of the pre-reverse split shares allocated to the fractional share interest. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the pre-reverse split shares were held for more than one year. The aggregate tax basis of the post-reverse split shares received will be equal to the aggregate tax basis of the pre-reverse split shares exchanged therefore (excluding any portion of the stockholder’s tax basis allocated to fractional share interests), and the holding period of the post-reverse split shares received will include the holding period of the pre-reverse split shares exchanged.

Assuming the reverse stock split qualifies as a recapitalization, no gain or loss will be recognized by VirtualScopics as a result of the reverse stock split.

Required Vote

The affirmative vote of the holders of a majority of the shares of our outstanding voting stock on the record date will be required to approve these amendments to our Certificate of Incorporation to effect a reverse stock split. Abstentions and broker non-votes are treated as votes against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 3.

PROPOSAL 4 – ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

Under the Dodd-Frank Act and Section 14A of the Exchange Act, the Company’s stockholders are entitled to an advisory (non-binding) vote on the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules.

Accordingly, the board of directors is seeking the advisory vote of stockholders on the compensation of the Company’s Chief Executive Officer, and Chief Business and Financial Officer, Senior Vice President (collectively, our “named executive officers”) as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers.

In 2012, the Company’s named executive officers made and effectively managed the execution of key business and strategic decisions that helped the Company achieve technical and operational advances. In 2012, the Company also received a significant investment by Merck Global Healthcare Innovation Fund to support the Company’s personalized medicine initiative. These accomplishments were especially significant given the softness the Company experienced in new project awards.

Our executive compensation program and compensation paid to our named executive officers are described on pages 12-14 of this proxy statement. Our compensation programs are overseen by the compensation committee, and we have designed our executive compensation program to attract and retain the highest quality executive officers, support our culture of innovation and performance, directly link pay to performance, align employee interests with long-term stockholder interests in the overall success of the Company, and build value for our stockholders. The program provides total compensation opportunities at levels that are competitive in our industries, ties a significant portion of each executive’s compensation to his or her individual performance and contribution to achieving our short-term and long-term business objectives, and closely aligns the interests of our executives with the interests of our stockholders.

Accordingly, the board of directors encourages you to review pages 12-14 and other disclosures on compensation carefully. You may vote for or against the following resolution, or you may abstain. Approval of this proposal requires the affirmative “FOR” vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. We ask you to cast a vote to approve the compensation of our named executive officers through the following resolution:

21

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed on pages 12-14 of the Company’s proxy statement for the 2013 Annual Meeting, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion and disclosures included in this proxy statement.”

This vote is non-binding on the Company and the Board of Directors, and therefore will not override any compensation decisions made by the compensation committee or the board of directors. The board and compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, PURSUANT TO THE FOREGOING RESOLUTION.

PROPOSAL NO. 5 -- FREQUENCY OF ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

In addition to the nonbinding advisory vote on executive compensation, the Dodd-Frank Act also enables the Company’s stockholders to indicate their preference for how frequently the Company should seek an advisory say-on-pay vote on the compensation of its named executive officers.  This nonbinding frequency vote is required at least once every six years beginning with our 2013 Annual Meeting. By voting on Proposal 6, stockholders may indicate whether they would prefer an advisory say-on-pay vote on named executive officer compensation once every one, two, or three years.

The board of directors has determined that an annual advisory vote on executive compensation will permit our stockholders to provide direct input on the Company’s executive compensation philosophy, policies and practices as disclosed in the proxy statement each year, which is consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be considered the frequency recommended by the stockholders for future advisory votes on executive compensation. The board will take the results of the vote into account when deciding when to call for the next advisory vote on executive compensation.

However, because this vote is advisory it will not override any decision made by the compensation committee or the Board of Directors.  The board may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders. A scheduling vote similar to this Proposal 5 must occur at least once every six years.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstain from voting) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE TO HOLD AN ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION EVERY YEAR.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission, in accordance with the Securities Exchange Act of 1934, as amended. You may read and copy our reports, proxy statements and other information filed by us at the Public Reference Room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. Our reports, proxy statements and other information filed with the SEC are available to the public over the Internet at the SEC’s website at http://www.sec.gov and through a link at our website at http://www.virtualscopics.com. However, information on the SEC’s website and on our website does not constitute a part of this Proxy Statement.

22

ANNUAL REPORT TO STOCKHOLDERS

For those stockholders that received the full set of the proxy materials in the mail, a copy of our Annual Report for 2012 accompanies this Proxy Statement. For those stockholders that received only the Notice, this Proxy Statement, our Annual Report, any amendments to the foregoing materials that are required to be furnished to stockholders, and the proxy card or voting instruction form are available as instructed on the Notice.  The Notice contains instructions on how to access the proxy materials over the internet and vote online. These materials contain detailed information about the meeting, the proposals to be considered, our Board's nominees for directors and other information concerning the Company.

We are incorporating by reference from our Annual Report on Form 10-K the financial statements and supplementary financial information and management's discussion and analysis of financial condition and results of operation for the period discussed in our Annual Report on Form 10-K.

Internet Availability of Proxy Materials

Under rules recently adopted by the Securities and Exchange Commission, we are furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to stockholders of record and on the Notice of Internet Availability of Proxy Materials, or “Notice” sent to stockholders who hold their shares in street name. The Notice will also include instructions for stockholders who hold their shares in street name on how to access the proxy card to vote over the Internet, and how to obtain directions to be able to attend the meeting and vote in person. Our principal executive offices are located at 500 Linden Oaks, Rochester, New York 14625; telephone (585) 249-6231.

A stockholder who wishes to receive written copies of the Annual Report or proxy materials, now or in the future, or directions to be able to attend the meeting and vote in person, may obtain them, without charge, by addressing a request to Jim Groff, Controller, VirtualScopics, Inc., 500 Linden Oaks, Rochester, New York, 14625, calling the number indicated on the Notice and Access, or e-mailing info@virtualscopics.com.

HOUSEHOLDING

We have adopted a procedure called “householding”, which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice, and for those stockholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report and this Proxy Statement, to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail.

We will deliver promptly upon written or oral request, a separate copy of the Annual Report and this Proxy Statement, and any amendments to the foregoing materials that are required to be furnished to stockholders to any stockholder at a shared address to which a single copy of either of those documents was delivered. To receive a separate copy of the Annual Report or this Proxy Statement, contact us at: Jim Groff, Controller, VirtualScopics, Inc., 500 Linden Oaks, Rochester, New York, 14625, (585) 249-6231. If you are a stockholder, share an address and last name with one or more other stockholders and would like to revoke your householding consent or you are a stockholder eligible for householding and would like to participate in householding, please contact the Company in the same manner.

If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the proxy statement and annual report in the future, you will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

23

OTHER MATTERS

We do not know of any other matters that may come before the Annual Meeting and do not intend to present any other matters. However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly. In the event you are able to attend the Annual Meeting, at your request, VirtualScopics will cancel the proxy.

STOCKHOLDERS' PROPOSALS FOR PRESENTATION AT THE 2014 ANNUAL MEETING

Under applicable securities laws, stockholder proposals must be received by us no later than March 4, 2014, to be considered for inclusion in our Proxy Statement relating to the 2014 Annual Stockholders Meeting. If we change the date of the 2014 Annual Meeting by more than 30 days from the date of the 2013 Annual Meeting, then stockholder proposals must be received by us a reasonable time before we begin to print and mail our Proxy Statement for the 2014 Annual Meeting. A stockholder proposal submitted outside the process of SEC Rule 14a-8 is considered untimely if it is not received by May 19, 2014.

By the Order of the Board of Directors

Molly Henderson, Chief Business and Financial Officer,
Senior Vice President and Corporate Secretary

Rochester, New York

July 2, 2013

24

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

VIRTUALSCOPICS INC.

a Delaware corporation

VirtualScopics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1. The name of the Corporation is VirtualScopics, Inc. It was originally incorporated under the name ConsultAmerica, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 27, 1988.

2.  Pursuant to Section 242 of the General Corporation Law, the amendments herein set forth have been duly approved by the Board of Directors and stockholders of the Corporation.

3.  Paragraph 4 of the Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

“4.The total number of shares of capital stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000) shares, of which Eighty-Five Million (85,000,000) shares shall be classified as common stock, par value $.001 per share (“Common Stock”), which Common Stock shall have no cumulative voting or preemptive rights, and Fifteen Million (15,000,000) shares shall be classified as preferred stock, par value $.001 per share (“Preferred Stock”), with the right conferred upon the Board of Directors of the Corporation to set the dividend, voting, conversion, liquidation and other rights as well as such redemption or sinking fund provisions and the qualifications, limitations and restrictions with respect to such Preferred Stock, as the Board of Directors may determine from time to time.

At 5:00 p.m., Eastern Standard Time, on the date of filing of this Certificate of Amendment of the Certificate of Incorporation (the “Effective Date”), each __ outstanding shares of Common Stock shall be combined, automatically and without further action, into one share of Common Stock. No fractional shares shall be issued to stockholders in connection with this reverse stock split, but instead, cash shall be distributed to each stockholder who would otherwise have been entitled to receive a fractional share. Such cash value shall be based upon the fair market value of the shares of Common Stock on the Effective Date, and shall be remitted to the stockholders entitled thereto.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of the Certificate of Designation to be signed by its authorized officer this __ day of ________________, 20__.

VIRTUALSCOPICS, INC.

By:
Molly Henderson
Chief Business and Financial Officer

VIRTUALSCOPICS, INC.

PROXY / VOTING INSTRUCTIONS

VIRTUALSCOPICS, INC.

500 LINDEN OAKS

ROCHESTER, NEW YORK 14625

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Molly Henderson and Jeffrey Markin and each of them acting solely, as attorneys and agents with full power of substitution to vote as proxy all the shares of Common Stock, par value $.001 per share, Series A Convertible Preferred Stock, par value $.001 per share, Series B Convertible Preferred Stock, par value $.001 per share, and Series C-1 Convertible Preferred Stock, par value $.001 per share, of VirtualScopics, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of VirtualScopics, Inc. to be held at 11:00 a.m. on August 13, 2013, at the Country Club of Rochester, 2935 East Avenue, Rochester, New York, 14610, and at any adjournment(s) thereof, in the manner indicated on the reverse hereof and in her/his discretion on such other matters as may properly come before said meeting or any adjournments thereof.

To vote by mail, please sign and date the card on the reverse side and return promptly by mail in the enclosed, postage pre-paid envelope. To vote by Internet, please access the web page at www.continentalstock.com and follow the instructions. Have your control number available when you access the webpage. To vote by telephone, please call the number provided on the Notice and Access and follow the instructions. Have your control number and the proxy card available when you call.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date below and mail in the postage paid envelope provided. Specific choices may be made on the reverse side.

Dated _________________

Signature

Signature if held jointly

When signing as Executor, Administrator,

Trustee or the like, please give full title.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4, AND FOR ONE YEAR AS THE FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE APPROVING THE COMPENSATION OF CERTAIN OF OUR EXECUTIVE OFFICERS ON PROPOSAL 5. ANY PROXY WHICH IS EXECUTED IN SUCH A MANNER AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY DIRECTOR NOMINEE, SHALL BE DEEMED TO GRANT SUCH AUTHORITY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, AND 4, AND FOR ONE YEAR AS THE FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE APPROVING THE COMPENSATION OF CERTAIN OF OUR EXECUTIVE OFFICERS ON PROPOSAL 5.

Continental Stock Transfer

17 Battery Place, 8th Floor

New York, New York 10004

☐ Please mark your vote as in this example.

(1) Election of Directors (except as specified below)	FOR ALL ☐ nominees listed below	WITHHOLD AUTHORITY TO VOTE FOR ☐ all nominees listed below	EXCEPTIONS ☐

Robert G. Klimasewski

Mostafa Analoui, Ph.D.

Eric T. Converse

Daniel I. Kerpelman

Bruce L. Lev

L. Jeffrey Markin

Charles E. Phelps, Ph.D.

Terence A. Walts

Instructions: To withhold vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name(s) in the space provided below.

(2) To ratify the appointment of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

FOR ☐                AGAINST ☐                ABSTAIN ☐

(3) To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock in the range of 1:2 to 1:10, as determined by our Board of Directors in its discretion at any time between the date of the Annual Meeting and August 13, 2014, without further approval from the stockholders.

FOR ☐                AGAINST ☐                ABSTAIN ☐

(4) To cast a non-binding advisory vote approving the compensation of certain of our executive officers.

FOR ☐                AGAINST ☐                ABSTAIN ☐

(5) To cast a non-binding advisory vote regarding the frequency of non-binding advisory votes approving the compensation of certain of our executive officers.

1 YEAR ☐                2 YEAR ☐                3 YEAR ☐                ABSTAIN ☐

(Sign and date on reverse side)

VIRTUALSCOPICS, INC. - ANNUAL MEETING – August 13, 2013

THANK YOU FOR VOTING